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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), dated April 2, 1996, of State Street Boston Corporation for the registration of $500,000,000 of its debt securities and preferred stock and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG, LLP

                                                          ERNST & YOUNG, LLP

March 28, 1996
Boston, Massachusetts